Exhibit 5.1

December 21, 2016

RedHill Biopharma Ltd.

21 Ha'arba'a Street

Tel Aviv, 64739

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to RedHill Biopharma Ltd., (the “Company”), an Israeli company, in connection with (A) the (i) issuance and sale of an aggregate of 2,250,000 American Depositary Shares (the “Public Offering ADSs”), each representing ten (10) ordinary shares, NIS 0.01 par value per share, of the Company, (ii) issuance and sale of warrants (the “Public Offering Warrants”) to purchase 1,125,000 ADSs, and (iii) at the option of the Underwriters (as defined below), the issue and sale to the Underwriters of an additional 337,500 Public Offering ADSs and 168,750 Public Offering Warrants if the Underwriter exercise their option to purchase additional Public Offering ADSs and Public Offering Warrants (together with the Public Offering ADSs and the Public Offering Warrants, the “Public Offering Securities”), pursuant to the terms of an underwriting and placement agency agreement dated December 21, 2016 (the “Underwriting and Placement Agency Agreement”) between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named in Exhibit A to the Underwriting and Placement Agency Agreement (the “Underwriters”) and as the placement agent for the concurrent registered direct offering, and (B) the (i) issuance and sale by the Company of an aggregate of 1,463,415 American Depositary Shares (the “Registered Direct ADSs”, and together with the Public Offering ADSs, the “ADSs”), each representing ten (10) ordinary shares, NIS 0.01 par value per share, of the Company, and (ii) 731,708 warrants to purchase Registered Direct ADSs (the “Registered Direct Warrants”, and together with the Public Offering Warrants, the “Warrants”) in a concurrent registered direct offering to EMC2 Fund Ltd., pursuant to the terms of a subscription agreement dated as of December 21, 2016 (the “Subscription Agreement”) by and between the Company and EMC2 Funds Ltd. (The Registered Direct ADSs together with the Registered Direct Warrants, the “Registered Direct Securities”.)  The ADSs and Warrants are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-209702) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related base prospectus which forms a part of and is included in the Registration Statement, and (i) the prospectus supplement dated December 21, 2016 related to the Public Offering Securities, and (ii) the prospectus supplement dated December 21, 2016 related to the Registered Direct Securities, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplements”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus Supplements, the Company’s Amended and Restated Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the ordinary shares underlying the (i) ADSs to be sold to the Underwriters and EMC2 Fund Ltd. as described in the Registration Statement and the Prospectus Supplements, have been duly authorized and have been, or upon delivery of the ADSs and payment therefor in accordance with the Underwriting and Placement Agency Agreement and the Subscription Agreement, as applicable, will be, validly issued, fully paid and non-assessable, and (ii) American Depositary Shares, each representing ten (10) ordinary shares, NIS 0.01 par value per share, of the Company, underlying the Warrants, upon payment for the Warrants in accordance with the Underwriting and Placement Agent Agreement and the Subscription Agreement, have been duly authorized and when such ordinary shares are issued, sold and delivered by the Company upon exercise of the Warrants against receipt of the exercise price therefor in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K dated December 21, 2016 which is incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus Supplements. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

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